Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-43336, 333-80255, 333-72441, 333-69855,
333-48779,  333-48767,  333-48765,  333-27983,  333-04291,  33-64094,  33-64278,
33-93106) of Express Scripts, Inc. of our report dated February 5, 2001, except as to the first two paragraphs of Note 2 which are as of February 22, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
February 27, 2001